Exhibit 99.1

DPW HOLDINGS, INC. UPDATES ITS PRIOR ANNOUNCEMENT REGARDING CHANGE OF LOCATION, TIME

AND DATE OF

SPECIAL MEETING OF STOCKHOLDERS ORIGINALLY SCHEDULED TO BE HELD ON MARCH 31, 2020

Newport Beach, CA, April 9, 2020 (ACCESSWIRE) – DPW Holdings, Inc. (NYSE American: DPW) (“DPW” or the “Company”), a diversified holding company announced today that, due to the emerging public health impact of the coronavirus (COVID-19) pandemic, the location of DPW’s special meeting of stockholders that was originally scheduled to be held on Tuesday, March 31, 2020 at 9:00 a.m. PT at the Hyatt Regency Hotel Newport Beach, located at 1107 Jamboree Road, Newport Beach, CA 92660 (the “Special Meeting”) has been changed and will be held in a virtual meeting format only on April 30, 2020 at 9:00 a.m. PT.

The Special Meeting will be held for the following purposes:

•	To approve the issuance of shares of the Corporation’s Class A common stock, par value $0.001 per share (“Common Stock”) to Esousa Holdings LLC (“Esousa”), in accordance with the Master Exchange Agreement dated February 10, 2020, and the exercise of warrants issued in connection therewith;

•	To approve the exercise of warrants issued or issuable to Esousa to purchase up to an aggregate of 2,000,000 shares of Common Stock, issued in connection with certain term promissory notes in an aggregate amount of up to $2,000,000; and

•	To approve the conversion of a $1,000,000 Convertible Promissory Note issued on February 5, 2020, to Ault & Company, Inc., which is convertible into 717,241 shares of Common Stock at $1.45 per share.

To access the virtual meeting please click the Virtual Shareholder Meeting link: www.meetingcenter.io/245320744. To login to the virtual meeting you have two option: Join as a “Guest” or Join as a “Shareholder”. If you join as a “Shareholder” you will be required to have a control number and password. The password for the meeting is DPW2020.

Further information regarding this change to the location, time and date of the Special Meeting can be found in the Amended Notice of Change of Location, Time and Date of Special Meeting of Stockholders filed by DPW with the Securities and Exchange Commission on April 9, 2020.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, crypto-mining, and textiles. In addition, the Company owns a select portfolio of commercial hospitality properties and extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts: Investor Relations, IR@DPWHoldings.com or (888) 753-2235